Exhibit 21.1


Information pertaining to the subsidiaries of MOA Hospitality, Inc. as of December 31, 2001 is set forth in the following table:


Name of Subsidiary                                     State of Incorporation
--------------------------------------                 ----------------------

Ambrose Group, LLC                                            Delaware

Arizona & 20th  LLC                                           Delaware

A&T Holding, Corp.                                            Delaware

Ben Franklin Florida Enterprises, Inc.                        Florida

Broadleaf Hotels, Inc.                                        California

Budget Motel Supply Corporation                               Delaware

Central Park Motel Corp.                                      Delaware

Gateway Restaurant, Inc.                                      California

Kansas City Hotel Corporation                                 Kansas

Megan Park, Inc.                                              Illinois

Motels of America, L.L.C.                                     Delaware

MOA Centro, Corp                                              Delaware

MOA Investor Corp.                                            Delaware

MOA Membership Corp                                           Delaware

MOA Merrimack Corp.                                           Delaware

MOA Portfolio II. Ltd.                                        Delaware

MOA-CS Corp.                                                  Delaware

MOA-TL Corp.                                                  Delaware

MOA-TL Holding Corp.                                          Delaware

Pacshore Initial Corp.                                        Delaware

SC Hospitality, Inc.                                          Delaware

The Products Group, Inc                                       Delaware

TAD Membership Corp.                                          Delaware

TAD Properties, L.L.C.                                        Delaware

TD Leasing Corp.                                              Delaware

TD Leasing L.L.C.                                             Delaware

Tri-State Inns, Inc.                                          Georgia

York Motel Corp.                                              Delaware